Exhibit 10.2

EXECUTION VERSION

May 29, 2014

Wausau Paper Corp.

100 Paper Place

Mosinee, WI 54455

Re:

Amendment No. 7 to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of March 31, 2010 (as amended by Amendment No. 1 thereto, dated July 20, 2010, Amendment No. 2 thereto, dated July 20, 2011, Amendment No. 3 thereto, dated January 31, 2012, Amendment No. 4 thereto, dated June 26, 2013, Amendment No. 5 thereto, dated December 17, 2013 and Amendment No. 6 thereto, dated March 28, 2014, the “Note Agreement”), between Wausau Paper Corp., a Wisconsin corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”), each of the Initial Purchasers listed in the Purchaser Schedule attached thereto and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested that Prudential and the holders of the Notes agree to the amendments to the Note Agreement as set forth below.  Subject to the terms and conditions hereof, Prudential and the undersigned holders of the Notes are willing to agree to the Company’s request.  Accordingly, and in accordance with the provisions of Section 17 of the Note Agreement, the parties hereto agree as follows:

SECTION 1.

Amendments.  From and after the Effective Date (as defined in Section 3 hereof), the parties hereto agree that the Note Agreement is amended as follows:

1.1.

Section 9.10 of the Note Agreement is hereby amended by deleting the words “within 60 days after the Sixth Amendment Effective Date” contained therein and inserting “on or prior to June 27, 2014” in lieu thereof.

1.2.

Section 11(k) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“(k)

if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there exists any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under any Plan, determined in accordance with Title IV of ERISA, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; provided, however, that the filing of a notice of intent to terminate the Plan sponsored by Wausau Paper Mills, LLC related to the Company’s New Hampshire facility which ceased manufacturing operations on December 31, 2007 shall not constitute an Event of Default under this Section 11(k) so long as the aggregate amount of the obligations of the Company and its Subsidiaries resulting from such termination does not exceed $50,000,000 and provided further that any communication to the Company or any ERISA Affiliate from the PBGC concerning a potential proceeding under section 4042 of ERISA with respect to any Plan or any written demand by the PBGC of the Company or any ERISA Affiliate concerning section 4062(e) of ERISA liability relating to the Wausau Paper Corp. Pension Plan, in each case which has been resolved by an effective and enforceable settlement agreement between the Company, any of its Subsidiaries and the PBGC that is in form and substance satisfactory to the Required Holder(s), shall not constitute an Event of Default under this Section 11(k) so long as the Company and its Subsidiaries are not in default under such settlement agreement.  As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.”

SECTION 2.

Representations and Warranties.  The Company represents and warrants that (a) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and this letter has been executed and delivered by a duly authorized officer of the Company, (b) each representation and warranty set forth in Section 5 of the Note Agreement is true and correct as of the date of execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) all necessary or required consents to this letter have been obtained and are in full force and effect, (d) both before and after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof, and (e) the Company has not paid or agreed to pay, and will not pay or agree to pay, any other fees or other consideration for or with respect to the amendment to the Primary Credit Facility referred to in Section 3.1(ii) below, other than the work fee specified in Section 3(c) thereof.

SECTION 3.

Conditions Precedent.  The amendments in Section 1 hereof shall become effective upon the satisfaction of each of the following conditions (the “Effective Date”):

3.1.

Documents.  Prudential and the holders of the Notes of original counterparts or, if satisfactory to Prudential and the Required Holder(s), certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential and the Required Holder(s), dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)

counterparts of this letter executed by the Company, the Guarantors, Prudential, and the Required Holders; and

(ii)

a copy of an amendment to the Primary Credit Facility, executed by the Company and the requisite lenders thereunder, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect.

SECTION 4.

Reference to and Effect on Note Agreement; Ratification of Note Agreement.  Each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 5.

Confirmation of Guaranty.  By its signature below, each Guarantor agrees and consents to the terms and provisions of this letter and agrees that its Guaranty shall remain in full force and effect and is hereby ratified and confirmed in all respects after giving effect to this letter.

SECTION 6.

Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of any Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby.  The obligations of Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 7.

Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 8.

Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 9.

Release.  In consideration of the Required Holder(s) entering into this letter, each of the Company and the Guarantors hereby releases and forever discharges each Holder, and each of such Holder’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Holder Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Note Agreement, the Notes, any Guaranty Agreement or any documents related thereto (collectively, the “Note Documents”) or any of the negotiations, activities, events or circumstances arising out of or related to the Note Documents through the date of this letter, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Company or any of the Guarantors may have or claim to have against any of the Holder Group; provided, that nothing herein will constitute a release or discharge of the agreements set forth herein or of the effectiveness of the  Note Documents from and after the date hereof.

[signature page follows]

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

THE PRUDENTIAL INSURANCE COMPANY OF

  AMERICA

By:  /s/ JOSHUA SHIPLEY

Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:  /s/ JOSHUA SHIPLEY

Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE

   CORPORATION

PRUDENTIAL RETIREMENT INSURANCE

  AND ANNUITY COMPANY

By:

Prudential Investment Management, Inc. (as (Investment Manager)

By:  /s/ JOSHUA SHIPLEY

Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

MODERN WOODMEN OF AMERICA

ZURICH AMERICAN INSURANCE COMPANY

COMPANION LIFE INSURANCE COMPANY

UNITED OF OMAHA LIFE INSURANCE

  COMPANY

By:

Prudential Private Placement Investors,

L.P. (as Investment Advisor)

By:

Prudential Private Placement Investors, Inc.

(as its General Partner)

By:  /s/ JOSHUA SHIPLEY

Vice President

Amendment No. 7 to Note Purchase and Private Shelf Agreement

Accepted and Agreed:

WAUSAU PAPER CORP.

By:

/s/ SHERRI L. LEMMER

Name:

Sherri L. Lemmer

Title:

SVP/CFO

WAUSAU PAPER TOWEL & TISSUE, LLC

By:

/s/ SHERRI L. LEMMER

Name:

Sherri L. Lemmer

Title:

SVP/CFO

04926-0299

CH2\14779270.3

Amendment No. 7 to Note Purchase and Private Shelf Agreement